UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2011

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2011, Sunoco Logistics Partners Operations L.P. (“Operations LP”), a wholly owned subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”), entered into the following:

(a) New Credit Agreement

A new five-year, $350 million unsecured revolving credit agreement by and among: Operations LP, as Borrower; the Partnership, as Guarantor; Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Barclays Bank PLC, as Syndication Agent and L/C Issuer; TD Bank N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents; and the other lenders party thereto (the “New Credit Agreement”). This New Credit Agreement replaces a $395 million revolving credit agreement that was to mature November 22, 2012 (the “Former Credit Agreement”). All capitalized terms used in this description and not otherwise defined herein have the respective meanings ascribed to such terms in the New Credit Agreement.

Subject to the terms and conditions of the New Credit Agreement, Operations LP may borrow funds thereunder, on a revolving basis, either in the form of Base Rate Loans or Eurodollar Loans. The New Credit Agreement also includes: (a) an “accordion” feature, under which the total aggregate commitment may be extended to $600 million under certain conditions; (b) a $100 million letter of credit sub-facility; and (c) a $50 million sub-facility for same-day borrowings in the form of swing line loans. The foregoing brief description is qualified in its entirety by reference to the New Credit Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

Also on August 22, 2011, Sunoco Partners Marketing & Terminals L.P. (“Marketing LP”), a wholly owned subsidiary of Operations LP, entered into the following:

(b) Hedged Inventory Facility

A new 364-day, $200 million unsecured revolving credit agreement by and among: Marketing LP, as Borrower; Operations LP and the Partnership, as Guarantors; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, as Syndication Agent; TD Bank N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents; and the other lenders party thereto (the “Hedged Inventory Facility”). The Hedged Inventory Facility has been established to provide Marketing LP with access to funds to finance the purchase from time to time of eligible hedged hydrocarbon inventory. Subject to the terms and conditions of the Hedged Inventory Facility, Marketing LP may borrow funds thereunder, on a revolving basis, either in the form of Base Rate Loans or Eurodollar Loans. The Hedged Inventory Facility also includes an “accordion” feature, under which the total aggregate commitment may be extended to $300 million under certain conditions. The availability of such loans is limited by the amount of Marketing LP’s then-existing eligible hedged hydrocarbon inventory and related accounts receivable. The foregoing brief description is qualified in its entirety by reference to the Hedged Inventory Facility, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

Item 1.02. Termination of a Material Definitive Agreement.

On August 22, 2011, Operations LP used available cash on hand to satisfy outstanding indebtedness and fees under the Former Credit Agreement. The Former Credit Agreement, with a group of syndicate lenders led by Citibank, N.A., was terminated concurrently with the payment of such amounts. No penalties or prepayment premiums were incurred in connection with early termination of the Former Credit Agreement.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President and Chief Operating Officer

August 26, 2011

Philadelphia, PA

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